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                                                                   Exhibit 23(a)



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



     We consent to the incorporation by reference in this Registration Statement and related Prospectus pertaining to the Becton, Dickinson and Company 1994 Restricted Stock Plan for Non-Employee Directors of our report dated November 9, 1993, with respect to the consolidated financial statements and schedules of Becton, Dickinson and Company included in its Annual Report (Form 10-K) for the year ended September 30, 1993, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG
                                             -----------------
                                             ERNST & YOUNG

Hackensack, New Jersey
April 29, 1994